EXHIBIT 12.3

                            FORT HOWARD CORPORATION
                COMPUTATION OF PRO FORMA DEFICIENCY OF EARNINGS
                        AVAILABLE TO COVER FIXED CHARGES
                                 (IN THOUSANDS)

                                                                           NINE MONTHS ENDED        YEAR ENDED
                                                                           SEPTEMBER 30, 1993   DECEMBER 31, 1992
                                                                              THE COMPANY          THE COMPANY
                                                                               PRO FORMA            PRO FORMA
                                                                          --------------------  ------------------
                                                                                        (UNAUDITED)
Earnings:
  Loss before taxes.....................................................    $     (2,019,288)      $    (39,663)
  Interest expense......................................................             236,674            308,237
  One-fourth of operating lease rental expense..........................               1,277              1,632
                                                                          --------------------  ------------------
                                                                            $     (1,781,337)      $    270,206
                                                                          --------------------  ------------------
                                                                          --------------------  ------------------
Fixed Charges:
  Interest expense......................................................    $        236,674       $    308,237
  Capitalized interest..................................................               5,788             11,047
  One-fourth of operating lease rental expense..........................               1,277              1,632
                                                                          --------------------  ------------------
                                                                            $        243,739       $    320,916
                                                                          --------------------  ------------------
                                                                          --------------------  ------------------
Pro forma deficiency of earnings available to cover fixed charges(1)....    $     (2,025,076)      $    (50,710)
                                                                          --------------------  ------------------
                                                                          --------------------  ------------------

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(1) For purposes of these computations, earnings consist of consolidated income
    (loss) before taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of interest on indebtedness (including capitalized interest and amortization of deferred loan costs) plus that portion (deemed to be one-fourth) of operating lease rental expense representative of the interest factor.